ASSIGNMENT OF LEASE


       BRODY CAPITAL MANAGEMENT, INC., an Iowa corporation ("Assignor") as of Feb 9, 2005 (the "Effective Date"), hereby transfers and assigns to AEI INCOME & GROWTH FUND 25 LLC ("Assignee") all of Assignor's right, title and interest in and to a certain Lease Agreement dated January 31, 2005 (the
"Lease") between BUNNELL HILL DEVELOPMENT CO., INC., an Iowa corporation (as "Lessor"), and Tractor Supply Company (as "Lessee") for that certain real property legally described on Exhibit A attached hereto (the "Property").

Assignor is now the Lessor under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been modified or amended. So far as is known to Assignor, there is no default by Lessee under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns, as of the Effective Date, all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "RENT").

     2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred,and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date.

     3. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred,and which arise by virtue of acts or omissions occurring thereunder, prior to the Effective Date.

     4. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses,including reasonable attorneys fees, arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date.

     5. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

     6. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

     7. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     8.   All  rights  and   obligations  of  Assignee and  Assignor
          hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

     9. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     10. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be
          construed  to   include   any  other genders, and the word
          "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.


     Assignor further represents to Assignee that:

      11. Lessee has taken possession of the Property under the Lease;

     12. The Lease represents the entire agreement between Lessor and Lessee, and the Lease is in full force and effect, has not been assigned, modified, supplemented or amended in any way, except that said Lease has heretofore been assigned to Assignor by the Lessor on January , 2005, pursuant to that certain Assignment
          of Lease dated January     , 2005;




          Executed as of February 9, 2005.

                              BRODY CAPITAL MANAGEMENT, INC.


                              By:/s/ Bradley M Brody
                                     BRADLEY M. BRODY
                                     President


STATE OF IOWA          )
                       ) SS:
COUNTY OF POLK)

      The  foregoing instrument was acknowledged  before  me,  a
notary public, this    day of January, 2005 by BRADLEY M. BRODY,
President   of   BRODY  CAPITAL  MANAGEMENT,   INC.,   an   Iowa
corporation, on behalf of such corporation.



                              /s/ Mary M Rodgers
                                   Notary Public

                              [notary seal]





                              AEI INCOME & GROWTH FUND 25 LLC

                              By:  AEI Fund Management XXI, Inc.


                              By:/s/ Robert P Johnson
                                     Robert P. Johnson
                                     President








STATE OF MINNESOTA     )
                       ) SS:
COUNTY OF RAMSEY         )

      The foregoing instrument was acknowledged before me, a notary public, this 4th day of February, 2005 by Robert P. Johnson, President of AEI FUND MANAGEMENT XXI, INC., a Minnesota corporation, on behalf of such corporation, as managing member of AEI Income & Growth Fund 25 LLC.



                              /s/ Jennifer L Schreiner
                                   Notary Public

                                     [notary seal]





                                                  [BUNNELL-HILL]

                              LEASE

THIS  LEASE  made  as  of  the 31st day of  January,  200S  (the
"Effective Date"), by and between BUNNELL HILL DEVELOPMENT  CO.,
INC.,  an "Ohio corporation (the "Landlord") and TRACTOR  SUPPLY
COMPANY, a Delaware corporation (the "Tenant").

     1.   PREMISES.

          (a) LEASED PREMISES. Landlord, for and in consideration of the covenants contained in this Lease and made on the part of Tenant, does hereby lease unto Tenant and Tenant does hereby lease from Landlord the real property described in Exhibit A attached hereto, and the improvements now or hereafter located thereon (the "Premises"), situated AT 3416S Western Ave., Marion Indiana 46953, to have and to hold the same, for the term and on the conditions hereinafter provided. The Premises shall include the building (the "Building"), parking areas, the outdoor display area (the "Outdoor Display Area"), the trailer display and other display areas, and other related improvements, as reflected in the Site Plan attached as part of Exhibit B.

          (b) APPROVALS. Landlord shall be responsible for obtaining, at Landlord's expense, all zoning and use approvals necessary for operation of the Premises by Tenant for the Intended Use (as hereinafter defined), including all zoning, use, variances and other approvals necessary for all aspects of the Intended use, including, without limitation, the Outdoor Display Area, and the sidewalk and trailer display areas, as reflected on Exhibit B attached hereto, but specifically excluding Tenant's business licenses (the "Landlord Approvals"). Tenant shall be responsible for obtaining, at Tenant's expense, a building permit for Completion of any tenant improvements installed by Tenant on the Premises, it any, and any approvals necessary in connection with Tenant's signage (the "Tenant Approvals").

     2. TERM Tenant shall have and hold the Premises for an initial term of fifteen (15) years commencing on February 1
 2005 (the "Commencement Date") and ending on the last day of (the month which is one hundred eighty 180) full months after the Commencement Date. The "Term" shall mean the original term of this Lease, plus any extensions pursuant to the terms of this Lease. A "Lease Year" shall mean each twelve (12) month period of the Term commencing on the Commencement Date and every anniversary thereof, provided, however, if the Commencement Date is on a date other than the first (1st) day of a month, the first Lease Year shall be extended to, include the number of days from the Commencement Date to the first day of the next succeeding month.

     3. OPTION TO EXTEND TERM Tenant shall have the right to extend the Term for three (3) successive periods of five (5) years each on the terms and conditions contained in this Lease, upon written notice in writing to Landlord given at least one hundred eieghty (180) days prior to the expiration of the initial Term or any extended Term. In the event Tenant fails to deliver such extension notice on or before such date, Tenant shall be deemed to have waived its right to extend the Term for the applicable extended Term and any successive extended Terms.


     4.   ANNUAL RENT/FIXED.

          (a) RENT COMMENCEMENT. Tenant's liability for rent shall commence on the Commencement pate, subject to the terms and conditions of this Lease. Tenant, in consideration of the covenants made by Landlord, covenants and agrees to pay to Landlord as rent for the Premises during the Term, and any extension thereof, the annual basic rent as set forth on Exhibit C, attached hereto and made a part hereof (collectively, the "Annual Rent"), payable in advance in equal monthly installments commencing on the Commencement Date and on the first (1st) day of every calendar month thereafter (each, a "Due Date"), as set forth on Exhibit C. If the Commencement Date is a day other than the first day of a calendar month, the first rental payment and the last rental payment shall be the pro-rata portion of such rent for days contained in such fractional month. Rent shall be paid to Landlord at the address set forth on Exhibit C or at such other address as Landlord may designate by written notice to Tenant.

          (b) MONTHLY INSTALLMENTS. All monthly installments of Annual Rent shall be paid on or before the Due Date in United
States  Dollars,  without  prior  demand  or  offset  except  as specifically permitted under this Lease. Any monthly installment of Annual Rent made more than ten (10) days after the Due Date shall bear interest at the rate of twelve percent (12%) per annum until paid.

     5. NET LEASE. In addition to the Annual Rent, Tenant shall be responsible for payment of real estate taxes, personal property taxes, insurance premiums and utilities and other charges related to the Premises in order to make the Annual Rent payable to Landlord, net of all customary expenses of operating the Premises, as follows:

          (a) REAL ESTATE TAXES AND PERSONAL PROPERTY TAXES. From and after the Commencement Date and during the Term of this Lease and any renewals thereof, Tenant shall also be responsible for the payment of all real estate property taxes ("Property Taxes") assessed against the premises. Landlord shall furnish Tenant With a copy of each tax statement or shall direct the auditor of County where the Premises is 1ocated to furnish Tenant the tax statement, and Tenant shall pay same before same is delinquent. Tenant shall also be responsible for the payment of all personal property taxes, costs and expenses which are due or accrue pursuant to any "easement, declaration or other agreement of record, and all other governmental taxes, including any tax imposed on Tenant's rent, impositions and charges of every kind and nature, extraordinary or ordinary, general or special, unforeseen or foreseen, whether similar or dissimilar to any of the foregoing, which at any time during the Term will become due and payable by Landlord or Tenant and which are levied, assessed or imposed upon or with respect to or will become a lien upon, the Premises or any portion thereof, or any interest of Landlord or Tenant therein. under or by virtue of any present or future law, statute, charter, ordinance, regulation or other requirement of any governmental authority, whether federal, state, county, city, municipal or otherwise.

          (b) INSURANCE. From and after the Commencement Date and during the Term of this Lease, Tenant shall procure and keep in effect during the Term the insurance required under Section 13 of the Lease. In case Tenant will at any time fail, neglect or refuse to insure the Premises and buildings and improvements thereon and to keep the same insured as hereinabove provided, then Landlord may at its election, procure or renew such insurance, and any amounts paid therefor by Landlord together with interest thereon at a rate of twelve percent (12%) per annum will be included together with any other Annual Rent, if any, due on the first day of the next calendar month after any such payment.

          (c) ASSESSMENTS From and after the Commencement Date and during the Term of this Lease, Tenant shall pay, as they become due and payable, all assessments and other charges or governmental impositions levied upon or assessed against the Premises, including but not limited to, assessments for sewer or water, on or before same is delinquent; provided, however, that Tenant may, in its own name, dispute and contest the same, and in such case, disputed items shall be paid under protest until finally adjudicated to be valid. All court costs, interest and penalties relating to any such dispute shall be paid by Tenant; Tenant will indemnify and hold Landlord harmless from any and all expenses, costs, and liabilities in connection with any such contest. Landlord will cooperate with Tenant and execute any documents or pleadings required for such purpose.

          (d) UTILITIES AND OTHER CHARGES. Landlord, at Landlord's expense, shall cause all utilities serving the Premises to be separately metered. Tenant agrees to pay all charges made against the Premises for utility usage; including electricity, fuel, gas, heat, water, power and refrigeration and all other utilities as and when due during the Term of this Lease and any renewals thereof and all other charges of every kind and nature, extraordinary or ordinary, general or special, unforeseen or foreseen, whether similar or dissimilar to any of the foregoing, incurred in the use, occupation, maintenance, operation or possession of the Premises throughout the Term and any renewals thereof, and will indemnify, protect and save harmless Landlord from any liability therefor.

     Tenant shall make arrangements for all utilities serving the Premises and all other services the Premises to bill Tenant directly for monthly usage charges during the Term of this Lease. Tenant shall maintain the temperature of the Building on the Premises at a temperature sufficient to prevent damage to the water system caused by freezing. Tenant shall pay all utility bills and statements and other charges promptly to insure that no liens attached to the Premises due to lack of payment of same. Landlord has the right to declare this Lease in default in the event a lien is filed against the Premises. Landlord may pay any unpaid utility charges at its option and, in such event, Tenant shall reimburse Landlord for any such payments.

     6.   QUIET POSESSION.

          (a) POSSESSION. Provided Tenant complies with the terms of this Lease, Landlord represents; warrants and guarantees to Tenant quiet and undisturbed possession of the Premises for the Term; and further represents and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease, and is lawfully seized of the Premises, free and clear of all tenancies, liens and encumbrances superior in rights to this Lease, except for real estate taxes not yet due and payable, and the exceptions described on Exhibit D attached hereto which have been approved by Tenant (collectively the "Permitted Exceptions").

          (b) APPLICABLE LAW. The Premises are subject to applicable statutes, ordinances and regulations. Based on the Landlord Approvals, Landlord represents and warrants that the Tenant's Intended Use of the Premises, including. without limitation, the Outdoor Display Area, and the other display areas described on the Site Plan attached as part of Exhibit B will not violate such statutes, ordinances or regulations. Landlord further represents and warrants that, to the best of its knowledge, the Premises and the Intended Use comply and conform to the requirements of all governmental authorities applicable to the Premises, including, without limitation, planning and zoning rules and regulations, and building, health and fire codes.

          (c)  INTENTIONALLY OMITTED

          (d)  INTENTIONALLY OMITTED

          (e) SUBORDINATION: ATTORNMENT: NONDISTURBANCE. At the option of any first mortgagee of the Premises, this Lease shall be subordinate at all times to the lien of such mortgage or deed of trust existing or that may hereafter be placed upon the Premises, and to any and all advances made thereunder, provided that such subordination shall not become effective unless and until the proposed mortgagee or beneficiary shall have executed and delivered to Tenant a Subordination, Non-Disturbance and Attornment Agreement reasonably acceptable to Tenant (hereinafter referred to as the "Nondisturbance Agreement").

     In the event Landlord has not furnished Tenant with an executed Nondisturbance Agreement from any such mortgagee or beneficiary within siixty (60) days from the later of (i) the date the mortgage instrument is recorded, or (ii) the date of this Lease. Tenant shall have the right to terminate this Lease by written notice to Landlord and immediately receive from Landlord any and all prepaid rents deposits and other sums paid by Tenant on account of this Lease.

          (f) ADA COMPLIANCE. Landlord covenants and agrees that at its own expense, and without any right of reimbursement from Tenant, it shall take such actions as shall be necessary to cause the Premises, to fully and timely comply with the requirements of all governmental authorities applicable to the Premises, including, without limitation, planning and zoning rules and regulations, building, health and fire codes, the "American with Disabilities Act" of 1990 as amended and the Federal regulations promulgated thereunder (the "Disabilities Act"); provided, however, that, with respect to the Disabilities Act, the parties agree as follows:


               (i) Each Party shall have responsibility under the Disabilities Act for its own standards, criteria, po1icies, practices, and procedures

               (ii) Tenant shall have the responsibility for the provision of "'a1ixi1iary aids and services" (as such term is used in the Disabilities Act) to its customers, if and to the extent required in connection with its operation of its business on the Premises.

               (iii) Except as provided in subsection (iv) below, Landlord shall have responsibility for the removal of barriers, where such removal is required by the Disabilities
Act.

               (iv) Tenant shall have the responsibility for the removal of barriers, if any, created by its trade fixtures and leasehold improvements made by Tenant, where such removal is required by the Disabilities Act.

               (v) Where barrier removal is not required by the Disabilities Act, but the use of alternative methods of providing access is required, Landlord shall have responsibility for the use of such methods except to the extent that the Disabilities Act required alternative methods that involve services by Tenant's employees for the retrieval or delivery of Tenant's inventory.

               (vi)  Where  alterations  made  by  either  party
trigger   path  of  travel  requirements under the  Disabilities
Act, responsibility for satisfying such requirements shall rest on the party making such alterations.

     7 USE OF THE PREMISES. Tenant shall use the Premises primarily for the sale of farm, home and auto supplies, and any incidental or accessory uses relating thereto, including the display of, merchandise in the Outdoor Display Area, on the sidewalks in front of the Building, and in the trailer display area, all as reflected on the Site Plan attached as Exhibit B (the "Intended Use"), and in accordance with all Laws (as defined below). In addition, Tenant shall have the right to use the Premises for any other lawful purpose provided the written consent of Landlord shall have been obtained, which consent shall not be unreasonably withheld or delayed. Tenant shall not permit or suffer the use of the Premises for any unlawful purpose. Landlord specifically acknowledges that the Laws (as defined below) in effect as of the Effective Date permit Tenant to erect racking and other display facilities in the Outdoor Display Area reflected on Exhibit B. The Laws in effect as of the Effective Date also permit Tenant to enclose the Outdoor Display Area with fencing. In addition, the Laws in effect as of the Effective Date permit Tenant to display seasonal merchandise in the areas designated on the Site Plan attached as Exhibit B. Tenant shall at its sole expense comply with all laws, regulations, ordinances, policies and orders of any federal state or local governmental body (collectively, "Laws") in accordance with the Landlord Approvals relating to the use, occupation of operation of the Premises.

     8.   RESERVED

     9.   EMINENT DOMAIN


          (a) TAKING. As used herein the term "Taking" shall mean any taking of all or any part of the: Premises or of the Building in which the Premises are located or any access thereto by right of eminent domain, by a deed in lieu thereof; or otherwise. Landlord shall give Tenant prompt notice of any pending or threatened Taking and shall provide Tenant with copies of all notices or other information related to any negotiations, communications, or government actions related to a threatened Taking.

          (b) TERMINATIQN BY TENANT OR LANDLORD. If, during the Term, more than 50% of the Premises or the Building shall be taken by, or conveyed to, any public authority under the power of eminent domain, then the term of this Lease shall cease as to that part so taken or conveyed on the date the possession of that part shall be :required for public use, and any rental paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking, and all rent and other charges due under this Lease shall be apportioned to such date.

     In addition, if as a result of a Taking {i) there is any material adverse change in access from the Building to Western Avenue (SR 9 & SR 15), or (ii) or the parking ratio for the - Building is reduced below fifty (50) parking spaces, or (iii) the repairs to the portion of the Premises subject to the Taking cannot, in Tenant's reasonable judgment, be repaired within one hundred eighty (180) days, then, and in any of such events, Tenant may terminate this Lease by written notice to Landlord delivered within thirty (30) days after the Taking and all rent and other charges due under this Lease shall be apportioned to the date title vests pursuant to such Taking.

          (c) RESTORATION- If this Lease is not terminated as hereinabove provided then:

               (i) Landlord shall at its sole expense promptly repair and rebuild the Building to a complete architectural unit.

               (ii) Between the date of Taking and thirty (30) days following the completion of repairing and rebuilding the Premises, all rent and other charges payable to Tenant to Landlord hereunder shall be equitably abated to the extent that the Premises are not, in Tenant's reasonable judgment, suitable for the conduct of Tenant's Intended Use.

               (iii) Upon the completion of such repairs and rebuilding, and thereafter throughout the balance of the Term, rent and other charges due Landlord hereunder shall be reduced in that proportion which the number of square feet of area of the Premises taken bears to the total number of square feet of area of the Premises existing immediately prior to such Taking.

               (iv) All damages awarded for such tiling or convenience shall belong to and be the property of Landlord, whether such damages be awarded as compensation for -diminution in value of the leasehold or to the fee of the Premises; provided, however; Landlord shall not be entitled to any portion of any separate award or payment made to tenant for removal and reinstallation of fixtures, loss of business, or moving expenses.

     10.  MAINTENANCE AND REPAIR .

          (a) HVAC AND BUILDING SYSTEMS. Landlord represents and warrants to Tenant that, as of the Commencement Date, the heating ventilating, and air conditioning (collectively the "HVAC') tile plumbing, mechanical, electrical and roof systems in or serving the Premises are new, have been tested and are in complete working order, meet the specifications for the Premises, and are acceptable for Tenant's Intended Use and in conformity with all requirements of applicable governmental authorities. During the first Lease Year, Landlord shall; upon notice, repair or replace, or cause to be repaired or replaced, without cost or expense to Tenant any defective HVAC, plumbing, mechanical, electrical and roof systems on or serving the Premises.

          (b) MAINTENANCE OBLIGATIONS. During the term of the Lease Agreement, and subject to Landlord's obligations during the first Lease Year provided in Section l0(a), above, Tenant shall be responsible for all maintenance to the Premises and the Building, including, without limitation, snow and ice removal and lawn care, and repairs and replacements to the Premises and the Building; and shall return the Premises to the Landlord at the expiration of the term of the Lease in as good a state of repair as when the Tenant's occupancy started, reasonable wear and tear excepted.

          (c) RIGHT TO CORRECT. If either party fails to perform its replacement repair or maintenance obligations hereunder, then the nondefaulting party, after thirty (30) days written notice to the defaulting party or upon such shorter notice as may be reasonable in the event of an emergency; provided, however, other than in the case of an emergency, if such default cannot be cured within thirty (30) days despite diligent efforts and such defaulting party commences to cure within such thirty
(30) day period, and thereafter pursues such cure diligently to completion, then the cure period shall be extended for such additional period as shall be necessary to complete such cure, but not to exceed sixty (60) days.

     If the defaulting party is Tenant and Tenant fails to reimburse Landlord for the cost of replacements, repairs or maintenance so performed by Landlord within thirty (30) days after Tenant receives from Landlord a statement setting forth such cost, then the cost to Landlord of performing the same shall be deemed additional Rent

     If the defaulting party is Landlord and Landlord fails to reimburse Tenant for the cost of replacements, repairs or maintenance so performed by Tenant within thirty (30) days after Landlord receives a statement setting forth such cost, then Tenant may offset the cost to Tenant of performing the same against the rent and other charges due from Tenant under this Lease.

          (d)   ASSIGNMENT   OF  WARRANTIES.   All   third-party
warranties related to the HVAC, the roof, and other building systems, are hereby assigned to Tenant.

     11.  ALTERATIONS AND IMPROVEMENTS

          (a) ALTERATIONS OR IMPROVEMENTS BY TENANT Tenant may, at its expense, make any interior nonstructural alterations or improvements to the Premises which it may deem desirable, but it shall make them in a good and workmanlike manner and in accordance with a1l applicable governmental requirements. The Landlord, without expense to itself, shall cooperate with Tenant in securing building permits or other authorizations necessary from time to time for any such work by Tenant.

     In addition, Tenant may also make structural alterations or improvements to the Premises with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Landlord fails to consent or object in writing to any alterations or improvements proposed by Tenant to Landlord within fifteen (15) day after Tenant so requests, Landlord shall be deemed to have consented to such structural alterations or improvements.

     If any mechanics' or materialmen's liens are filed arising from any work by Tenant with respect to the Premises, Tenant shall satisfy or otherwise remove such liens of record from the Premises within thirty (30) days of notification thereof by Landlord (If Tenant disputes the claim. in good faith Tenant sha11 have the right to contest the same in a court of competent jurisdiction, provided Tenant deposits a reasonable escrow fund with Landlord or otherwise has the lien bonded during such proceedings).

          (b) INTENTIONALLY OMITTED.

          (c) END OF TERM. All installations, additions, hardware, fixtures and improvements, temporary or permanent, in or upon the Premises, whenever and whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises upon termination of the term by lapse of time or otherwise, all without compensation, allowance or credit to Tenant; provided, however, if prior to such termination or within 10 days thereafter Landlord so directs by notice, Tenant shall promptly remove the installations, addition, hardware, non-trade fixtures and improvements which were placed in the Premises by Tenant and which are designated in the notice, failing which Landlord may remove the same and Tenant shall pay the cost thereof.

     12.  DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY

          (a) DESTRUCTION: RIGHTS OF PARTIES. If the Premises (including all improvements and alterations thereon, whether made by Landlord or Tenant) shall be damaged or destroyed by fire, the elements, unavoidable accident or other casualty, whether in whole or in part, the Landlord, at its sole cost and expense shall, Within nine (9) months from the date such damage or destruction occurs (the "Expected Completion Date") promptly and With due diligence repair and rebuild the Premises to the condition existing just prior to such damage or destruction to the extent Tenant makes available to Landlord insurance proceeds sufficient to permit Landlord to repair and rebuild the Premises to the condition existing just prior to such damage or destruction. If Landlord determines in good faith that the Premises cannot be so repaired and rebuilt by the Expected Completion Date, Landlord, shall Within thirty (30) days from the date of such damage or destruction give written notice to Tenant of the date when the Premises Will be completely repaired and rebuilt (the "Revised Expected Completion Date"), whereupon, either Landlord or Tenant shall have the option to terminate this Lease by written notice to the other party within ten (10) days thereafter and this Lease shall be deemed to have terminated as of the date of such damage or destruction.

     Notwithstanding anything contained in this section Tenant shall have the further right to terminate this Lease by written notice to Landlord within ten (10) days from the occurrence of the following event: Landlord does not completely repair and rebuild the Premises by the Expected Completion Date, subject to force majeure.

     13.  INSURANCE; WAIVER OF SUBROGATION/INDEMNIFICATION

          (a) LIABILITY INSURANCE. Tenant shall procure and keep in effect during the Term general liability insurance covering against damage to persons or property or for loss of life or of property occurring upon, in or about the Premises, with a combined single limit of not less than Three Million Dollars ($3,000,000.00) for each occurrence. Landlord (and Landlord's mortgagee) shall be listed as additional insureds on such insurance; as their interests appear. Tenant shall deliver to Land1ord certificates of insurance evidencing such coverages within ten (10) days of the Commencement Date, or any renewal date of this Lease, or not less than thirty (30) days prior to expiration of any existing policy; Tenant shall also procure and keep in effect during the Term, plate glass coverage, and fire and extended coverage for its furniture, fixtures, equipment, merchandise, leasehold improvements; inventory, and all other items of Tenant's property on the Premises, Written on an All Risk and Replacement Cost basis.

     All such policies shall be issued by entities satisfactory to Landlord and its mortgagee. Landlord (and Landlord's mortgagee) shall be listed as additional insureds on such insurance, as their interests appear. Tenant shall deliver to Landlord certificates of insurance evidencing such coverages on or before the Cornmencement Date, or any renewal date of this Lease, or not less than thirty (30) days prior to the expiration of any existing policy. In the event Tenant shall fail to procure such insurance, Landlord may, at its option, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord immediately upon receipt by Tenant of bills therefor. All insurance required by this Lease may be carried under blanket policies maintained by the party required to maintain such insurance or may be carried under a combination of primary insurance and umbrella coverage.

          (b) PROPERTY INSURANCE. Tenant shall, at all times during the Term of this Lease and at its sole cost and expense, procure and keep in effect insurance on the Building, machinery, equipment, fixtures and other improvements, alterations and appurtenances now located, or which may be erected or located, therein, thereon, or adjacent thereto (collectively, the "Improvements") against loss or damage by fire and other risks now embraced by so called broad form special form coverage in amounts at all times sufficient to prevent Landlord or Tenant from becoming co-insurer under the terms of the applicable policies with "agreed amount", "inflation guard" and "replacement cost" endorsements, but in any event in an amount no less than amounts requited by Landlord's Mortgagee but in no event less than 100% of the then full replacement value of the insurable portion of the Improvements.

     Landlord (and Landlord's mortgagee) shall be listed as additional insureds on such insurance, as their interests appear and Landlord's mortgage shall be named as loss payee and the "special form" coverage.

          (c) SUBROGATION. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried or required to be carried by them hereunder, the one suffering such loss and carrying or required to carry such insurance releases the other of and from any and all claims; defense costs and expenses with respect to such loss. Landlord and Tenant further agree that each of their insurance policies (insuring the improvements in the case of Landlord, and Tenant's personal property; in the case of Tenant) shall provide for an appropriate waiver of subrogation reflecting this release. Tenant shall within fifteen (15) days after request by the Landlord deliver: to Landlord a certificate of insurance and a receipt of insurance and a receipt evidencing that the insurance requited by this Lease is paid in full and in full force and effect. No insurance required by this Lease shall be cancelable except after (30) days notice to Landlord. All insurance requited by this Lease may be carried under blanket policies maintained by the party required to maintain such insurance or may be carried Under a combination of primary insurance and umbrella coverage. All insurance policies required by this Lease sha1l be written by solvent and responsible insurance companies authorized to do business in the state in which the Premises are located which are well rated by national rating organizations.

          (d) INDEMNIFICATION. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including reasonable attorneys' fees, for personal injury, death, property damage, and other losses occurring: in or as the result of gross negligence or willful misconduct of Landlord, its agents, employees or contractors, excluding, however, damages arising solely out of the negligence of the Tenant or Tenant's employees, agents or contractors.

     Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including reasonable attorneys' fees, for personal injury, death, property damage, or other losses occurring in the Premises, or arising out of any failure of the Tenant to perform any of its obligations under the Lease, or resulting from the acts or omissions of the Tenant, its agents, employees or contractors, excluding, however, damage arising sole out of the negligence of the Landlord, or Landlord's employees, agents or contractors.

     14. TENANT'S PROPERTY AND FIXTURES. Landlord hereby waives any right to distraint and any Landlord's lien or similar lien on all personal property in or on the Premises, including Tenant's moveable trade fixtures, furniture, inventory and equipment, whether owned by Tenant or any other person, and the same shall be and remain the personal property of Tenant, exempt from the claims of Landlord or any mortgagee or lienholder of Landlord without regard to the means by which the same are installed or attached. Tenant may, at any time during the continuance of its tenancy or upon vacating the Premises, remove all such personal property, including Tenant's moveable trade fixtures, furniture and equipment, which Tenant owns: or may have installed or placed at its own expense on the Premises or which it furnished and Landlord installed. If such removal damages any part of the Premises, the Tenant shall repair such damage,

     15   ASSIGNMENT/SUBLETTING

          (a) TRANSFER. As used herein, a "Transfer" shall mean the assignment of this Lease or the Transfer or the subletting of all or any part of the Premises by Tenant. Except as provided in subsection (b) below; Tenant may not effect of cause a Transfer without Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b) PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, without the Landlord's prior consent, Tenant may:

               (i) Transfer the Premises or any portion thereof to any "affiliate company" An "affiliate company" shall mean, for purposes of this subsection any corporation partnership or other business entity under common control and ownership with the Tenant, or with the parent or any subsidiary of the Tenant or Tenant's parent.

               (ii)   Merge   into  or  consolidate   with   any
          corporation.

               (iii) Transfer the Premises; or ally portion thereof, to any buyer of all or substantially all of the business operations of Tenant, provided that, as of the effective date of the Transfer, provided however such buyer shall be subject to all of the terms and conditions of this Lease.

               (iv) Transfer the Premises to any franchisee or licensee of the Tenant, provided however, such transferee shall be subject to all of the tem1S and conditions of this Lease

               (v) Effectuate a Transfer in connection with the sale or transfer of all or any portion of the outstanding stock of Tenant.

     Landlord does not have to recognize an assignee of a Transfer described in (c) (i) through (v) until such time as Landlord has received written notice of such Transfer and the assignee has agreed in writing to observe all of the obligations of Tenant hereunder. Tenant agrees to give Landlord written notice within thirty (30) days of any Transfer described in (c)
(i) through (v) above. No Transfer shall be deemed to release Tenant from any obligations under this Lease unless specifically agreed to in writing by Landlord. which agreement may be withheld by Landlord in its sole discretion.

     16   TAXES

          (a) PERSONAL PROPERTY TAXES. Tenant shall pay when due taxes levied upon the personal property owned or leased by Tenant and kept on the Premises.

          (b) TAX CONTESTS. Landlord and Tenant may in good faith contest any such taxes if the contesting party protects the other parties interest in the Premises by means reasonably satisfactory to the party not contesting such taxes.

     17.  DEFAULT

          (a) TENANT DEFAULT. If Tenant shall default in the payment of rent to be paid by Tenant under, this Lease or in the compliance with any provision of this Lease and such default of Tenant shall continue uncured for ten (10) days in the case of a monetary default or thirty (30) days in the case of a non-monetary default after written notice thereof from the Landlord, then the Landlord, may (i) terminate this Lease, or (ii) re-enter the Premises by summary proceedings, in either event, removing Tenant and removing all property from the Premises, and to the extent Landlord terminates Tenant's possessory rights without terminating this Lease, using reasonable efforts to relet the Premises for the reasonable market value, and receive the rent therefrom and apply such rent to the Annual Rent and other charges due under this Lease; provided, however, Tenant shall remain liable for the amount of all rent for the entire term of this Lease less the monies actually collected from such re-renting which Landlord shall apply to relet and other charges due under this Lease, if any. Notwithstanding the foregoing, in the case of a non-monetary default, if such non-monetary default is not reasonably capable of being cured within the original thirty (30) day period, then the period for curing such default shall be extended for so long as Tenant is proceeding with reasonable diligence to cure such default. In no event may Landlord accelerate or otherwise require Tenant to pay Tent prior to the date such rent would otherwise be due.

     If a petition in bankruptcy shall be filed by Tenant or Tenant shall be adjudicated a bankrupt, or Tenant shall make a general assignment for the benefit of creditors, or if due to any proceeding based upon the insolvency of Tenant, a receiver of ill of the property of Tenant shall be appointed and shall not be discharged within sixty (60) days after such appointment, then Landlord may terminate this Lease by giving written notice to Tenant of its intention to do so. Landlord shall use reasonable efforts to mitigate its damages upon a default by Tenant under this Lease.

     If Tenant shall from time to time fail to perform any act or acts required of Tenant pursuant to Articles 5 or Sections l3(a) or (b) of this Lease and if such failure continues for thirty (30) days after receipt of notice from Landlord, Landlord shall then have the right, at Landlord's option, to perform such act or acts, in such manner as Landlord deems reasonably necessary, and the full amount of the cost and expense so incurred shall immediately be owing by Tenant to Landlord. No delay on the part of either party in enforcing any .of the provisions of this Lease shall be considered as a waiver thereof. Any consent or approval granted by either party under this Lease must be in writing and shall not be deemed to waive or render unnecessary the obtaining of consent or approval with respect to any subsequent act or omission for which consent is required or sought.

          (b) LANDLORD DEFAULT. If Landlord defaults in the compliance with any provision of this Lease and such default of Landlord continues uncured for thirty (30) days after Written notice from Tenant to Landlord. then in addition to all other rights and remedies provided by law and in equity Tenant shall have the right to cure such default and Landlord shall reimburse Tenant within thirty (30) days after receipt of reasonable written evidence of such costs incurred by Tenant. Notwithstanding the foregoing; if such default is not reasonably capable of being cured within thirty (30) days. then the period for curing such default shall be extended for so long as Landlord is proceeding with reasonable diligence to cure such default. If any such default by Landlord continues uncured for ninety (90) days after Written notice from Tenant. then. in addition to its other rights. Tenant shall have the right to terminate this Lease by Written notice to Landlord.

          (c} GO-DARK/RECAPTUTE Landlord acknowledges that Tenant shall have no obligation to continuously operate in the Premises, however, should Tenant fail to continuously operate for a period of ninety (90} consecutive days, Landlord may, upon thirty (30) days' written notice to Tenant (the "Termination Date") terminate this Lease, unless Tenant, during such thirty
(30) day period, reopens the Premises for business. In the event Landlord terminates pursuant to this provision, the Tenant shall be responsible for all Rent and other charges due under this Lease through the Termination Date, and following termination, Tenant and Landlord shall be released from any further obligations under this Lease.

     18.    TENANT'S  EXCLUSIVE  USE/NON-DISTURBANCE.   Landlord
covenants that it will not (except as to the Premises) construct, lease or occupy, or permit to be constructed, leased or occupied, a farm, ranch or feed retail store on any real property (collectively, the "Property") which Landlord (or any affiliate or partner of Landlord, or any entity in which Landlord possesses an interest) owns, now or during the Term of this Lease, within a five (5) mile radius of the Premises. The covenants and restrictions contained' in this section are for the benefit of the Premises, shall run with the Property and inure to and pass with the Premises, and shall be binding upon any and all successive owners of the Property herein restricted. Landlord covenants that in the event Landlord shall hereafter sell the Property or any portion thereof, or any interest therein, it will impose or cause to be imposed in the documents of transfer a restriction preventing and prohibiting the grantee or any future owner from using the Property so sold in violation of the foregoing covenants and restrictions during the term of this Lease. At the request of Tenant, Landlord shall record an instrument or instruments setting forth the covenants contained in this Section 18. Landlord covenants that in the event of a breach of the foregoing covenants and restrictions, it will use its best efforts to enforce such provisions. Notwithstanding the preceding sentence, in the event a violation of any of the covenants and restrictions set forth in this section continues for more than one hundred eighty (180) days, Tenant, in addition to any other rights or remedies under law it may have as a result of such violation, shall have the option to terminate this Lease upon Written notice to Landlord whereupon this Lease and the tenancy created hereunder shall cease. In the event Landlord acquires ownership or control of property which already contains a use prohibited by this Section (a "Pre-Existing Use"), Landlord's ownership or control of such property containing a Pre-Existing Use shall not be considered a violation of this Section.

     19. SURRENDER OF PREMISE. At the expiration of the Term, Tenant shall leave and surrender the Premises in good order and condition, excepting reasonable wear and tear and any insurable loss or damage by fire, the elements, casualty and as otherwise provided herein.

     20. HOLDOVER. Any holding over after the expiration of the Term shall create a month-to-month tenancy, and shall otherwise be on the same terms and conditions as specified in this Lease as far as applicable, except that Annual Rent shall be 150% of the Annual Rent then in effect at the end of the applicable Tenn. Nothing herein contained will be deemed to give Tenant the right to hold over and Tenant covenants that on the last day of the Term it will peaceably leave and quietly surrender the Premises.

     21. SATEILITE COMMUNICATIONS DISC AND EQUIPMENT. Landlord agrees that during the term of this Lease, Tenant shall have the right to install a satellite communications disc and related equipment, subject to applicable Laws. Tenant shall do so at its own cost and expense and in accordance with all applicable Laws. Additionally, Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant; If Tenant shall install such equipment, Tenant shall be responsible for the maintenance and repair thereof, at Tenant's sole cost. At the expiration or other termination of the Lease, said equipment shall remain the property of Tenant, and may be removed by Tenant, provided that Tenant shall repair any and all damage caused by such removal.

     22. SIGNS Subject to applicable Laws, Tenant shall have the right to install, maintain and replace on the Premises Tenant's standard signs and logos, including the installation of a pylon sign, the general specifications for which are set forth in Exhibit E attached hereto. Landlord warrants that, to the best of Landlord's knowledge, the Permitted Exceptions do not prohibit Tenant's standard signs and 1ogos. Tenant shall obtain any and all applicable permits from the locality in which the Premises are located for the installation, maintenance and replacement of such, signs and logos.

     23.  ENVIROMENTAL.

          (a) LANDLORD REPRESENTATIONS. Landlord warrants. represents and covenants that. to its knowledge. and except as disclosed in the Phase I Environmental Site Assessment dated May 3, 2004 and prepared by Schneider Engineering there are no "Regulated Substances" (as defined herein) in, on. or released or being released from under the land, including, but not limited to, the Premises, and, except for the acts of Tenant or any agent or party acting at the discretion or with the consent of Tenant, that the Premises will remain in that condition during the Term of this Lease. "Regulated Substances" shall include "hazardous waste", "hazardous substances", "asbestos or asbestos containing materials", "regulated substances", "petroleum", "polychlorinated biphenyls", and other substances or chemicals regulated pursuant to the Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601-9675, the Solid Waste Disposal Act, 42 U.S.C. 6901-6991i, the Toxic Substances Control Act, 15 U.S.C. 2601-2692, and the regulations promulgated under those federal statutes, and the analogous and other state environmental laws and regulations. Landlord specifically represents that there are no asbestos or asbestos containing materials in the Premises. Landlord shall comply with all governmental requirements,
including,         without         limitation,         financial
responsibility/assurance requirements, relating to any underground storage tanks located in, on or under the Premises.

          (b) LANDLORD INDEMNIFICATION. Landlord agrees to indemnify, hold harmless and defend Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities or loss (including, without limitation, any and all sums paid for settlement of claims, reasonable attorneys' fees consultant and expert fees) arising during or after the Term from or in connection with any inaccuracy in or breach of any covenant, warranty, representation, or obligation of Landlord set forth in this section.

          (c) TENANT INDEMNIFICATION. Tenant shall not cause or permit any Regulated Substances to be used, stored, generated, or disposed of, on, in, or about the Premises, except in the ordinary course of Tenant's business and in compliance with applicable Laws. Nothing in this section shall be construed to hold Landlord responsible for the activities of Tenant or any agent or party acting at the discretion or with the consent of Tenant or for Regulated Substances introduced into or onto the Premises by Tenant or any agent or party acting at the discretion or with the consent of Tenant, and Tenant agrees to indemnify, hold harmless and defend Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or loss (including, without limitation; any sums paid for settlement of claims, reasonable attorneys' fees, consultant and expert fees) arising during or after the Term and directly caused by Tenant's introduction or any agent or party acting at the discretion or with the consent of Tenant of Regulated Substances into or onto the Premises.

     24. MEMORANDUM. Landlord and Tenant agrees that at any time on request of the other party. both parties shall execute a: memorandum of lease {a "Memorandum of Lease" ) setting forth the minimum requirements required by applicable state law. and the party requesting such Memorandum of Lease: shall be permitted to record the Memorandum of Lease, in the appropriate land records of the jurisdiction in which the Premises is located, at its option arid expense.

     25    NOTICES. Notices to Landlord and Tenant shall be sent
by   (a)  first  class  mail,  postage  prepaid,  registered  or certified mail, return receipt requested, (b) hand delivery,  or
(c) overnight mail service, addressed as follows:

If to Landlord:

Bunnell Hill Development Co., Inc.
3000G Henkle Drive
Lebanon; Ohio 45036
Attn: Michael Schueler

If to Tenant:

Tractor Supply Company
200 Powell Place.
Brentwood, Tennessee 37027
Attn: Real Estate Department

Copy to

Sherrard & Roe, PLC
424 Church Street, Suite 2000
Nashville, TN 37219
Attn: Kim A. Brown, Esq .

     Notices shall be deemed received (a) upon hand delivery (b) the next business day if overnight mail service is used or (c) when the return receipt is signed by the recipient. or its if the return receipt is not signed or delivery refused, three
(3) business days after the sender has so deposited such notice in a U.S. post office or any branch thereof. Either party may designate a substitute address from time to time. by notice sent in writing in accordance with the provisions of this section.

     26. WAIVER. The parties agree the failure of either party to insist upon strict observance of any of the terms or conditions of this Lease at any time shall not be deemed a waiver of such party's right to insist upon strict observance thereafter;

     27    ENTIRE  AGREEMENT/SEVERABILITY .This  is  the  entire
agreement and Understanding between the parties, written or oral, with respect to the transaction contemplated by this Lease, and/supersedes any prior negotiations or understandings between the parties. If my term, covenant or condition of this Lease or the application thereof shall to any extent, be held invalid or unenforceable, the remainder of this Lease or the application thereof other than those to which it is held invalid or unenforceable; shall not be affected thereby and in each term this Lease shall be valid and enforced to the fullest extent permitted by law,

     28. CAPTIONS AND SECTION NUMBERS. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define the scope or intent of such sections of this Lease or in any way affect this Lease.

     29. MODIFICATION. This Lease may not be modified in any manner except by an instrument executed by the parties hereto or their respective successors in interest.

     30. APPLICABLE LAW. This Lease shall be construed under the law of the State in which the Premises are located.

     31.  [RESERVED]

     32. EXEMPIARY DAMAGES. All parties hereby waive their rights to: trial by jury with respect to any dispute arising under this Agreement. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement.

     33. ATTORNEYS' FEES. The unsuccessful party to any court or other proceeding arising out of this Agreement shall pay to the prevailing party all reasonable attorneys, fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

     34. NO PARTNERSHIP, ETC. This Agreement shall not be construed as creating a joint venture, partnership, agency, employment relationship or other enterprise between the parties.

     35. COMMISSIONS. Except as set forth below, each party hereto represents and warrants unto the other that there are no claims for commissions or finder's fees in connection with the negotiation or execution of this Lease, and each of said parties agrees to indemnify and save the other harmless against all liabilities arising m any such claim by, through or under said party (including, without limitation. cost of attorney's fees in connection therewith). Landlord acknowledges that Tenant is represented by N/A which shall be paid a commission by Landlord equal to -0-.

     36. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) business days of a written request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any; (ii) acknowledging that there are not to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed; and (iii) such other items as Landlord may reasonably request. Such statement shall run in favor of and be in a form as may be reasonably acceptable to Landlord (including its lenders and prospective purchasers) and Tenant.

     31. LANDLORD'S ACCESS:Landlord reserves the right to enter the Premises or any part thereof at reasonable hours, and upon reasonable prior notice (except in the case of an emergency) to make inspections repairs, alterations or additions in or to the Premises or the Building, to exhibit the Premises to prospective tenants ,purchasers or others. to display during the last one hundred eighty days of the term without hindrance or molestation by Tenant "For Rent" and similar signs related to the safety, protection, preservation; reletting, on windows or elsewhere in or on the Premises, and to perform any sale or improvements of the Premises or the building, .The exercise of any right reserved hereunder by Landlord shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises and shall never render Landlord liable any manner to Tenant or to any other person.



IN WITNESS WHEREOF, this agreement has been duly executed as of the day and year first above written.

                         LANDLORD:

                         BUNNELL HILL DEVELOPMENT CO., INC.,
                         an Ohio corporation

                         By:/s/ Theodore A Gilbert
                         Print Name: Theodore A. Gilbert
                         Title: Treasurer

                         SS# Fed .ID.: 31-0885124



                         TENANT:

                         TRACTOR SUPPLY COMPANY,
                         a Delaware corporation

                         By: /s/ Clay Teter

                         Print Name: Clay Teter
                         Title: Vice President

STATE OF OHIO    )
                 )SS
COUNTY OF Warren )


The foregoing instrument was acknowledged before me, a notary public, this 26th day of, 2005 by Theodore A. Gilbert, Treasurer of BUNNELL HILL DEVELOPMENT CO., INC., an Ohio corporation, on behalf of such corporation.



                         Notary Public  /s/ Janet L Longacre
                         Print Name
                         My Commission Expires

                                   [notary seal]

STATE OF TENNESSEE )
                   ) SS
COUNTYOF DAVIDSON  )

The foregoing instrument was acknowledged before me, a notary public, this 28 day of January 2005 by, Clay Teter the Vice
President of TRACTOR SUPPLY COMPANY, a Delaware corporation, on behalf of such corporation.



                         Notary Public /s/ Karen G Bass
                         Print Name        Karen G Bass
                         My Commission Expires May 30, 2007

                                      [notary seal]


                           Exhibit A

   [Metes and Bounds Description to include Square Footage]

Part of the North Half of the Southeast Quarter of Section  13,
Township  24  North,  Range  7  East,  Grant  County,   Indiana
described as follows:

Commencing at the southeast comer of said section; thence North 00 degrees 56 minutes 50 seconds West (state plane coordinate bearing Indiana East Zone) along the east line of said section a distance of 1,569.75 feet to the easterly extension of the north right of way line of 35th Street; thence South 88 degrees 58 minutes 50 seconds West along said easterly extension a distance of 105.51 feet to the intersection of said no-right of way line of 35th Street arid the westerly right of way line of State Road 9 & 15 per State Highway Project No. NH-099-0(8) and the Point of Beginning; thence Soutth 89 degrees 00 minutes 11 seconds West a distance of 557.60 feet to an iron pipe with cap stamped "MANSHIP S0434"; thence North 01 degrees 22 minutes 37 seconds West a distance of325.58 feet through a rebar with cap stamped "MANSHIP S0434" to the southeasterly right of way line of Noifolk & Western Railroad; thence North 79 degrees 45 minutes 39 seconds East along said southeasterly right of way line a distance of 570.16 feet to said westerly right of way line of State :Road 9 & (the following three courses are . along said westerly right of way line); 1) thence south 01 degrees 16 minutes 12 seconds East a distance of 159.48 feet;
2) thence South 02 degrees 40 minutes 02 seconds East a distance of 205.06 feet; 3) thence South 09 degrees 13 minutes 59 seconds West a distance of 54.86 feet to the Point of Beginning, containing 4.82 acres, more or less.